UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2007 (March 5, 2007)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events.

Georgia Gulf Corporation’s (GGC:NYSE) fourth quarter 2006 financial results will reflect the combined performance of its legacy chemical operations and Royal Group’s building and home improvement operations, which were acquired on October 3, 2006.  During the fourth quarter, Georgia Gulf will record a charge associated with a step-up in Royal Group’s inventory value, in compliance with accounting standards related to business combinations.  As a result of this charge, Georgia Gulf may not be in compliance with its interest coverage ratio under its Senior Credit Facility, in which event it would be in default under the agreement on March 16, 2007, the date its compliance certificate for the quarter ended December 31, 2006 is due. Georgia Gulf is seeking a waiver to avoid this potential default and will be working with its lenders during the first quarter of 2007 to adjust the financial covenants on a going forward basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ Joel I Beerman
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

Date:  March 5, 2007